Exhibit 99.1

CarGurus Announces $250 Million Share Repurchase Program

CAMBRIDGE, Mass., December 8, 2022 – CarGurus (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying and selling new and used vehicles1, today announced its Board of Directors has authorized the Company to repurchase up to $250 million of its Class A common stock as part of its capital deployment strategy.

“We are pleased with the strength of our balance sheet that continues to generate free cash flow while also supporting our new growth and investment areas. We believe our Board of Directors’ authorization supports our thoughtful capital deployment strategy. We are committed to using cash flow from operations to drive business growth, thoughtful add-on acquisitions and strategically returning cash to shareholders through a share repurchase,” said Jason Trevisan, Chief Executive Officer.

Share repurchases may be made through a variety of methods, including but not limited to open market purchases, privately negotiated transactions, and transactions that may be effected pursuant to one or more plans under Rule 10b5-1 and/or Rule 10b-18 of the Securities Exchange Act of 1934, as amended, all in accordance with applicable federal securities laws and other applicable legal requirements. The specific manner, timing and amounts of any purchases under the share repurchase program will be subject to the Company’s discretion and may be based on market conditions and other factors, including price. The share repurchase program has an expiration date of December 31, 2023 and prior to its expiration may be modified, suspended or discontinued by the Company’s Board of Directors at any time. The share repurchase program does not obligate the Company to repurchase any minimum dollar amount or number of shares.

About CarGurus CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source1: Similarweb: Overview Report (Traffic Insights), Q3 2022, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2022 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our share repurchase program and our use and deployment of capital, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; global supply chain challenges, the semiconductor chip shortage, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com